Exhibit 99.1

Intel Corporation 2200 Mission College Blvd. Santa Clara, CA 95054-1549

Intel Highlights 2022 and Long-Term Growth Strategy at Investor Meeting

Intel details plans to lead in traditional markets, disrupt high-growth emerging markets.

SAN FRANCISCO, Feb. 17, 2022 – Intel today hosted its 2022 Investor Meeting and outlined key elements of the company’s strategy and path to long-term growth during an era of unprecedented demand for semiconductors. The event included a series of announcements at both a corporate and individual business unit level, including more details of the company’s Smart Capital strategy, product roadmaps across its new reporting segments and key execution milestones.

“The continued proliferation of technology is driving sustained, long-term demand for semiconductors, creating a $1 trillion market opportunity by 2030,” said Pat Gelsinger, Intel chief executive officer. “With that opportunity in mind, today we outlined our strategy and roadmap for accelerating to 10%-12% year-over-year revenue growth by 2026 by doubling down on innovation, driving even deeper collaboration with our customers and partners, and leveraging our core strengths to successfully grow traditional markets and disrupt new ones. Our goals are ambitious, but I’m confident we have the right strategy and right team to achieve them and to deliver long-term value for our shareholders.”

Full-Year 2022 Outlook

At today’s event, Intel provided its outlook for the full-year 2022. For 2022, Intel expects revenue of $76 billion; non-GAAP gross margin of 52%; non-GAAP EPS of $3.50; and net capital expenditures of approximately $27 billion. Adjusted free cash flow is expected to be negative $1 billion to $2 billion as the company ramps its investments to accelerate long-term growth.

The company’s guidance includes both GAAP and non-GAAP estimates. Full reconciliations between these GAAP and non-GAAP measures are included below.

Full-Year 2022	GAAP	Non-GAAP
Revenue	$76.0 billion	$76.0 billion	^
Gross margin	49.6%	52%
Earnings per share	$3.55	$3.50
Net capital spending[1]	$27.0 billion	$27.0 billion	^
Adjusted free cash flow	N/A	($1-2 billion	)

Long-Term Profitable Growth

Longer term, Intel expects year-over-year revenue growth moving to the mid- to high-single digits in 2023 and 2024, with year-over-year growth ramping to 10%-12% by 2026.

“We expect to deliver the growth targets outlined today through our reinvigorated focus on large and growing markets, investments in our technology roadmap, and disciplined fiscal approach,” said David Zinsner, Intel chief financial officer. “At the same time, we will combine financial discipline with a steady focus on revenue growth, gross margin expansion and strong cash flow. This approach gives us confidence in our ability to execute our plan and deliver compelling shareholder returns.”

As Intel’s investments begin to deliver faster growth, gross margins are expected to expand from the 51%-53% range over the next three years to 54%-58% in 2025 and 2026. In addition to faster revenue growth, the company sees several opportunities to expand gross margin by 2025. These include executing the company’s investments to deliver five nodes in four years to regain technology leadership, better sales mix of leadership products and scaling of higher-growth emerging businesses. Intel also intends to maintain strong cost discipline to identify further cost efficiencies to drive gross margin expansion and deliver leadership products with best-in-class cost.

Investment Phase Model 2023-2024	Non-GAAP
Revenue growth YoY	Mid-to-High single digits^
Gross margin	51-53%
Operating expense[2]	28-30%
Net capital intensity[3]	~35%
Adjusted free cash flow[2]	~neutral

Long-Term Model 2025-2026	Non-GAAP
Revenue growth YoY	10-12%^
Gross margin	54-58%
Operating expense[2]	25-27%
Net capital intensity[3]	~25%
Adjusted free cash flow[2]	~20%

Intel’s Smart Capital Strategy

Underpinning Intel’s long-term growth plan is its Smart Capital strategy, which aims to help fund growth while creating flexibility and delivering higher returns on investments. Under the Smart Capital strategy, Intel intends to employ a disciplined approach to its investments and leverage government incentives, customer participation and other creative partnerships as offsets to capital spending. This will allow the company to adjust quickly to opportunities in the market and gain share while managing its margin structure and capital spending. Key elements of Smart Capital include:

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Smart Capacity Investments: Intel is aggressively building out “shells,” which are the smaller portion of the overall cost of a fab but have the longest lead time. Having available shell space gives the company flexibility in how and when it brings additional capacity online based on milestone triggers such as product readiness, market conditions and customer commitments.

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Government Incentives: Intel is continuing to partner with governments in the U.S. and Europe to advance incentives for domestic manufacturing capacity for leading-edge semiconductors, as it builds advanced fabs that secure domestic supply and provide opportunities for bolstering economic growth in local communities.

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Customer Commitments: Intel Foundry Services is working closely with potential customers, and some have indicated willingness to make advance payments to secure capacity. This provides Intel with the advantage of committed volume, de-risking investments while providing capacity corridors for our foundry customers.

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Infrastructure Agreements: Intel is also exploring innovative ways to optimize its investments in new fab projects. Today Intel announced a memorandum of understanding (MOU) with Brookfield Asset Management (Brookfield), one of the largest global investors in real assets, whereby Intel and Brookfield will explore project finance options to help fund new Intel manufacturing sites and certain related renewable power opportunities. This would increase Intel capital flexibility and help accelerate Intel’s manufacturing build-out. This is a creative, first-of-a-kind model for the industry that will allow Intel to fully leverage a premier financial institution to scale its capacity in a capital-efficient manner. The agreement also shows how government incentives can help to increase private capital for semiconductor manufacturing expansion.

•	External Foundries: Finally, Intel intends to make effective use of external foundries, leveraging some of their unique capabilities to help deliver leadership products.

Together, Intel’s Smart Capital actions provide flexibility, reduce its overall gross capital needs and act as a tailwind to gross margin.

Plans to Lead in Traditional Markets and Disrupt High-Growth Emerging Markets

Intel today provided substantial updates across its six distinct but complementary business units that enable the company to capture growth in both its large traditional markets and high-growth emerging markets. This includes planned growth in the client,

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data center, network and edge markets based on increasingly competitive roadmaps, and the ability to disrupt important emerging markets with focused investments in accelerated compute and graphics, foundry, mobility and auto. In the auto market, the company remains on track to take Mobileye public in the U.S. in mid-2022 via an initial public offering, where Intel will remain the majority owner of Mobileye. This structure gives Intel multiple engines for growth and an inherent flexibility in how it invests. Intel’s new reporting segments, which will be presented beginning with its first-quarter 2022 results, will also provide shareholders with more transparency, giving them direct visibility into the company’s progress in each area.

More information about these updates can be found in the Intel Investor Meeting press kit on intel.com, including:

•	A fact sheet on Intel’s six business units and recent momentum

•	A news release on Intel’s Xeon roadmap

•	A series of papers authored by Intel leadership on topics including the state of the semiconductor industry, the future of Moore’s Law, and Intel’s software, edge and AI strategies

A replay of the livestream of the mainstage sessions at Intel’s 2022 Investor Meeting can be found on the Intel Investor Meeting press kit, along with recordings of the morning business sessions and copies of all of the presentations.

About Intel

Intel (Nasdaq: INTC) is an industry leader, creating world-changing technology that enables global progress and enriches lives. Inspired by Moore’s Law, we continuously work to advance the design and manufacturing of semiconductors to help address our customers’ greatest challenges. By embedding intelligence in the cloud, network, edge and every kind of computing device, we unleash the potential of data to transform business and society for the better. To learn more about Intel’s innovations, go to newsroom.intel.com and intel.com.

^	No adjustment on a non-GAAP basis
[1]	Net capital spending reflects capital expenditures, less proceeds from capital grants received
[2]	Measured as a percentage of revenue
[3]	Net capital intensity reflects capital expenditures, less proceeds from capital grants received, measured as a percentage of revenue

Forward-Looking Statements

Statements in this release that refer to outlook, plans, and expectations are forward-looking statements that involve a number of risks and uncertainties. Words such as “anticipates,” “expects,” “intends,” “goals,” “plans,” “guide,” “believes,” “seeks,” “estimates,” “continues,” “committed,” “on-track,” “ramp,” “momentum,” “roadmap,” “schedule,” “potential,” “next gen,” “may,” “will,” “would,” “should,” “could,” “accelerate,” “cadence,” “deliver,” “path,” “progress,” “forecast,” “likely,” “future,” “strategy,” “pipeline,” and “positioned,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Statements that refer to or are based on estimates, forecasts, projections, uncertain events or assumptions, including statements relating to Intel’s strategy and its anticipated benefits; Intel’s process and packaging technology roadmap and schedules; innovation cadence; manufacturing expansion, financing and investment plans, including Intel’s planned Ohio investments; the benefits of the memorandum of understanding with Brookfield; the timing and conditions of such transactions; pending or future transactions; the proposed Mobileye initial public offering (IPO); total addressable market (TAM) and market opportunity; supply expectations, including regarding industry shortages; business plans; financial projections and expectations; future economic conditions; future legislation; future impacts of the COVID-19 pandemic; future technology, services, and products and the expected benefits and availability of such technologies, services, and products, including PowerVia and RibbonEFT technologies, future process nodes, and other technologies and products; product and manufacturing plans, goals, timelines, ramps, progress, and future product and process leadership and performance; future capital offsets; future use of EUV and other manufacturing tools and technologies; product and manufacturing and design goals and progress; internal manufacturing volumes; future external foundry business; future manufacturing capacity; plans and goals related to Intel’s foundry business; investment returns and benefits; government incentives; benefits related to Intel’s foundry business; foundry service offerings, including intellectual property offerings; market opportunity; expectations regarding customers, including designs, wins, orders, and partnerships; projections regarding competitors; ESG goals; and anticipated trends in our businesses or the markets relevant to them, including with respect to future demand, market share, technology trends, and industry growth, also identify forward-looking statements. All forward-looking statements included in this release are based on management’s expectations as of the date of this release and, except as required by law, Intel disclaims any obligation to update these forward-looking statements to reflect future events or circumstances. Forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statements. Intel presently considers the following to be among the important factors that can cause actual results to differ materially from the company’s expectations.

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Demand for Intel’s products is highly variable and can differ from expectations due to factors including changes in business and economic conditions; customer confidence or income levels, and the levels of customer capital spending; the introduction, availability, and market acceptance of Intel’s products, products used together with Intel products, and competitors’ products; competitive and pricing pressures, including actions taken by competitors; supply constraints and other disruptions affecting customers; changes in customer order patterns and order cancellations; changes in customer needs and emerging technology trends; and changes in the level of inventory and computing capacity at customers.

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Intel’s results can vary significantly from expectations based on capacity utilization; variations in inventory valuation, including variations related to the timing of qualifying products for sale; changes in revenue levels; segment product mix; the timing and execution of the manufacturing ramp and associated costs; excess or obsolete inventory; changes in unit costs; defects or disruptions in the supply of materials or resources, including as a result of ongoing industry shortages of components and substrates; product manufacturing quality/yields; and changes in capital requirements and investment plans. Variations in results can also be caused by the timing of Intel product introductions and related expenses, including marketing programs, and Intel’s ability to respond quickly to technological developments and to introduce new products or incorporate new features into existing products, as well as decisions to exit product lines or businesses, which can result in restructuring and asset impairment charges.

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Intel’s results can be affected by adverse economic, social, political, regulatory, and physical/infrastructure conditions in countries where Intel, its customers or its suppliers operate, including recession or slowing growth, military conflict and other security risks, natural disasters, infrastructure disruptions, health concerns (including the COVID-19 pandemic), inflation, fluctuations in currency exchange rates, sanctions and tariffs, political disputes, changes in government grants and incentives, and continuing uncertainty regarding social, political, immigration, and tax and trade policies in the U.S. and abroad. Results can also be affected by the formal or informal imposition by countries of new or revised export and/or import and doing-business regulations, including changes or uncertainty related to the U.S. government entity list and changes in the ability to obtain export licenses, which can be changed without prior notice.

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The COVID-19 pandemic has previously adversely affected significant portions of Intel’s business and could have a material adverse effect on Intel’s financial condition and results of operations. The pandemic has resulted in authorities imposing numerous measures to try to contain the virus, including vaccine requirements. These measures have impacted and may further impact our workforce and operations, the operations of our customers, and those of our respective suppliers and partners. Restrictions on our manufacturing or support operations or workforce, similar limitations for our suppliers, and transportation restrictions or disruptions can impact our ability to meet customer demand and could have a material adverse effect on us. Disruptions in our customers’ operations and supply chains, may adversely affect our results of operations. The pandemic has caused us to modify our business practices. There is no certainty that such measures will be sufficient to mitigate the risks posed by the virus, and illness and workforce disruptions could lead to unavailability of our key personnel and harm our ability to perform critical functions. The pandemic has significantly increased economic and demand uncertainty. Demand for our products could be materially harmed in the future. The pandemic could lead to increased disruption and volatility in capital markets and credit markets, which could adversely affect our liquidity and capital resources. The degree to which COVID-19 impacts our results will depend on future developments, which are highly uncertain. The impact of the pandemic can also exacerbate other risks discussed in this section.

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Intel operates in highly competitive industries and its operations have high costs that are either fixed or difficult to reduce in the short term. In addition, we have entered new areas and introduced adjacent products, such as our intention to become a major provider of foundry services, and we face new sources of competition and uncertain market demand or acceptance of our offerings with respect to these new areas and products, and they do not always grow as projected.

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Intel’s expected tax rate is based on current tax law, including current interpretations of the Tax Cuts and Jobs Act of 2017 (TCJA), and current expected income and can be affected by changes in interpretations of TCJA and other laws; changes in the volume and mix of profits earned and location of assets across jurisdictions with varying tax rates; changes in the estimates of credits, benefits, and deductions; the resolution of issues arising from tax audits with various tax authorities, including payment of interest and penalties; and the ability to realize deferred tax assets.

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Intel’s results can be affected by gains or losses from equity securities and interest and other, which can vary depending on gains or losses on the change in fair value, sale, exchange, or impairments of equity and debt investments, interest rates, cash balances, and changes in fair value of derivative instruments.

•	Product defects or errata (deviations from published specifications) can adversely impact our expenses, revenues, and reputation.

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We or third parties regularly identify security vulnerabilities with respect to our processors and other products as well as the operating systems and workloads running on them. Security vulnerabilities and any limitations of, or adverse effects resulting from, mitigation techniques can adversely affect our results of operations, financial condition, customer relationships, prospects, and reputation in a number of ways, any of which may be material, including incurring significant costs related to developing and deploying updates and mitigations, writing down inventory value, a reduction in the competitiveness of our products, defending against product claims and litigation, responding to regulatory inquiries or actions, paying damages, addressing customer satisfaction considerations, or taking other remedial steps with respect to third parties. Adverse publicity about security vulnerabilities or mitigations could damage our reputation with customers or users and reduce demand for our products and services.

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Cybersecurity incidents, whether or not successful, can affect Intel’s results by causing us to incur significant costs or disrupting our operations or those of our customers and suppliers, and can result in reputational harm.

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Intel’s results can be affected by litigation or regulatory matters involving intellectual property, stockholder, consumer, antitrust, commercial, disclosure, and other issues, as well as by the impact and timing of settlements and dispute resolutions. For example, in the first quarter of 2021, Intel accrued a $2.2 billion charge related to litigation involving VLSI Technology LLC (VLSI). An unfavorable ruling can include monetary damages or an injunction prohibiting us from manufacturing or selling one or more products, precluding particular business practices, impacting our ability to design products, or requiring other remedies such as compulsory licensing of intellectual property.

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Intel’s results can be affected by the impact and timing of closing of acquisitions, divestitures, and other significant transactions. In addition, these transactions do not always achieve our financial or strategic objectives and can disrupt our ongoing business and adversely impact our results of operations. The memorandum of understanding between Intel and Brookfield is preliminary and non-binding; the parties may not agree on final terms, and the closing of any transactions involving Brookfield may be delayed or may not occur. The expected financial or other benefits of any transaction between the parties may not be realized. The proposed Mobileye IPO may not be completed in our expected timeframe, or at all, due to factors that include adverse changes in economic or market conditions or in our business; delays in regulatory, stock exchange, or other approvals; loss of key employees, and changes in our business strategy.

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The amount, timing, and execution of Intel’s stock repurchase program fluctuate based on Intel’s priorities for the use of cash for other purposes—such as investing in our business, including operational and capital spending, acquisitions, and returning cash to our stockholders as dividend payments.

Detailed information regarding these and other factors that could affect Intel’s business and results is included in Intel’s SEC filings, including the company’s most recent reports on Forms 10-K and 10-Q, particularly the “Risk Factors” sections of those reports. Copies of these filings may be obtained by visiting our Investor Relations website at www.intc.com or the SEC’s website at www.sec.gov.

© Intel Corporation. Intel, the Intel logo and other Intel marks are trademarks of Intel Corporation or its subsidiaries. Other names and brands may be claimed as the property of others.

Intel Corporation

Explanation of Non-GAAP Measures

In addition to disclosing the 2022 financial outlook in accordance with US GAAP, this document contains references to the non-GAAP financial measures below. We believe these non-GAAP financial measures provide investors with useful supplemental information about our operating performance, enable comparison of financial trends and results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business and measuring our performance. Certain of these non-GAAP financial measures are used in our performance-based RSUs and our annual cash bonus plan.

Certain 2022 figures and long-term outlook ranges are provided on a non-GAAP basis. We are unable to provide a full reconciliation of these measures to the corresponding GAAP measures without unreasonable efforts, as the amount and timing of related adjustments on a long-term basis are subject to considerable uncertainty, depend on various factors, and could be material to our results computed in accordance with GAAP. We believe such a reconciliation would also imply a degree of precision that is inappropriate for these forward-looking measures.

Our non-GAAP financial measures reflect adjustments based on one or more of the following items, as well as the related income tax effects where applicable. Income tax effects have been calculated using an appropriate tax rate for each adjustment. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with US GAAP, and the financial outlooks calculated in accordance with US GAAP and reconciliations from these outlooks should be carefully evaluated.

Non-GAAP adjustment or measure	Definition	Usefulness to management and investors
Acquisition-related adjustments	Amortization of acquisition-related intangible assets consists of amortization of intangible assets such as developed technology, brands, and customer relationships acquired in connection with business combinations. Charges related to the amortization of these intangibles are recorded within both cost of sales and MG&A in our US GAAP financial statements. Amortization charges are recorded over the estimated useful life of the related acquired intangible asset, and thus are generally recorded over multiple years.	We exclude amortization charges for our acquisition-related intangible assets for purposes of calculating certain non-GAAP measures because these charges are inconsistent in size and are significantly impacted by the timing and valuation of our acquisitions. These adjustments facilitate a useful evaluation of our current operating performance and comparison to our past operating performance and provide investors with additional means to evaluate cost and expense trends.

Restructuring and other charges	Restructuring charges are costs associated with a formal restructuring plan and are primarily related to employee severance and benefit arrangements. Other charges include asset impairments, pension charges, and costs associated with restructuring activity.	We exclude restructuring and other charges, including any adjustments to charges recorded in prior periods, for purposes of calculating certain non-GAAP measures because these costs do not reflect our core operating performance. These adjustments facilitate a useful evaluation of our core operating performance and comparisons to past operating results and provide investors with additional means to evaluate expense trends.

Share-based compensation	Share-based compensation consists of charges related to our employee equity incentive plans.	We exclude charges related to share-based compensation for purposes of calculating certain non-GAAP measures because we believe these adjustments provide better comparability to peer company results and because these charges are not viewed by management as part of our core operating performance. We believe these adjustments provide investors with a useful view, through the eyes of management, of the company’s core business model, how management currently evaluates core operational performance, and additional means to evaluate expense trends, including in comparison to other peer companies.

Non-GAAP adjustment or measure	Definition	Usefulness to management and investors
(Gains) losses from divestiture	Gains or losses are recognized at the close of a divestiture, or over a specified deferral period when deferred consideration is received at the time of closing. Based on our ongoing obligation under the NAND wafer manufacturing and sale agreement entered into in connection with the first closing of the sale of our NAND memory business on December 29, 2021, a portion of the initial closing consideration will be deferred and recognized between first and second closing.	We exclude gains or losses resulting from divestitures for purposes of calculating certain non-GAAP measures because they do not reflect our current operating performance. These adjustments facilitate a useful evaluation of our current operating performance and comparisons to past operating results.

(Gains) losses on equity investments, net	(Gains) losses on equity investments, net consists of ongoing mark-to-market adjustments on marketable equity securities, observable price adjustments on non-marketable equity securities, impairment charges, and sale of equity investments and other.	We exclude these non-operating earnings for better comparability between periods. The exclusion reflects how management evaluates the core operations of the business.

Adjusted Free cash flow	We reference a non-GAAP financial measure of adjusted free cash flow, which is used by management when assessing our sources of liquidity, capital resources, and quality of earnings. Adjusted free cash flow is operating cash flow adjusted to exclude 1) additions to property, plant and equipment, net of proceeds from capital grants received, and 2) payments on finance leases.	This non-GAAP financial measure is helpful in understanding our capital requirements and provides an additional means to evaluate the cash flow trends of our business.

Intel Corporation

Supplemental Reconciliations of GAAP Outlook to Non-GAAP Outlook

Set forth below are reconciliations of the non-GAAP financial measure to the most directly comparable U.S. GAAP financial measure. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP, and the financial outlook prepared in accordance with U.S. GAAP and the reconciliations from this 2022 Full-Year Outlook should be carefully evaluated.

Please refer to “Explanation of Non-GAAP Measures” in this document for a detailed explanation of the adjustments made to the comparable U.S. GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

Full-Year 2022 Outlook
Approximately
GAAP gross margin	49.6%
Amortization of acquisition-related intangible assets	1.7%
Share-based compensation	0.7%

Non-GAAP gross margin	52.0%

GAAP earnings per share—diluted	$3.55
Acquisition-related adjustments	0.36
Restructuring and other charges	0.01
Share-based compensation	0.81
(Gains) losses from divestiture	(0.28)
(Gains) losses on equity investments, net	(1.23)
Income tax effects	0.289

Non-GAAP earnings per share—diluted	$3.50

(In Billions)	Full-Year 2022 Outlook
GAAP cash from operations	$26.8
Net additions to property, plant, and equipment	(27.0)
Payments on finance leases	(1.3)

Adjusted free cash flow	$(1.5)

CONTACTS:	Tim Blankenship	Penny Bruce
	Investor Relations	Media Relations
	1-480-554-9007	1-408-893-0601
	timothy.blankenship@intel.com	penelope.bruce@intel.com